Exhibit 99.5

- 0 AMERICAN FARMLAND COMPANY REVOCABLE PROXY FOR SPECIAL MEETING OF STOCKHOLDERS – January 31, 2017 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY The undersigned stockholder of American Farmland Company, a Maryland corporation (the “Company”), hereby appoints Thomas S.T. Gimbel and Christine Rivera, and each of them, as proxies for the undersigned, and each with full power of substitution and re-substitution, to attend the annual meeting of stockholders to be held at 10:00 a.m., Eastern Time, at the corporate offices of the Company at 10 East 53rd Street, 29th Floor, New York, New York 10022, on January 31, 2017, or any adjournment or postponement thereof to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Proxy Statement, and revokes any proxy heretofore given with respect to such meeting. THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Continued and to be signed on the reverse side.) 14475 1.1

SPECIAL MEETING OF STOCKHOLDERS OF

AMERICAN FARMLAND COMPANY

January 31, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/20342/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030000030000000000 8 010917

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To approve the Company Merger (as defined below) on substantially the terms and conditions set forth in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 12, 2016, by and between the Company, American Farmland Company L.P. ("AFCO OP"), Farmland Partners Inc., Farmland Partners Operating Partnership, LP, Farmland Partners OP GP LLC, FPI Heartland LLC ("Merger Sub"), FPI Heartland Operating Partnership, LP ("Merger Partnership") and FPI Heartland GP LLC, pursuant to which (i) the Company will be merged with and into Merger Sub with Merger Sub continuing as the surviving entity (the "Company Merger") and (ii) Merger Partnership will be merged with and into AFCO OP with AFCO OP continuing as the surviving entity (the "Partnership Merger" and, together with the Company Merger, the "Mergers").	☐	☐	☐
2. To approve one or more adjournments of the special meeting to another date, time or place, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to approve the Company merger on substantially the terms and conditions set forth in the Merger Agreement.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

AMERICAN FARMLAND COMPANY

January 31, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/20342/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030000030000000000 8 010917

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To approve the Company Merger (as defined below) on substantially the terms and conditions set forth in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 12, 2016, by and between the Company, American Farmland Company L.P. ("AFCO OP"), Farmland Partners Inc., Farmland Partners Operating Partnership, LP, Farmland Partners OP GP LLC, FPI Heartland LLC ("Merger Sub"), FPI Heartland Operating Partnership, LP ("Merger Partnership") and FPI Heartland GP LLC, pursuant to which (i) the Company will be merged with and into Merger Sub with Merger Sub continuing as the surviving entity (the "Company Merger") and (ii) Merger Partnership will be merged with and into AFCO OP with AFCO OP continuing as the surviving entity (the "Partnership Merger" and, together with the Company Merger, the "Mergers").	☐	☐	☐
2. To approve one or more adjournments of the special meeting to another date, time or place, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to approve the Company merger on substantially the terms and conditions set forth in the Merger Agreement.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.